SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOLOMON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1812208 (I.R.S. Employer Identification No.)

1224 Mill Street, Bldg. B East Berlin, CT 06023 (Address of principal executive offices)

SOLOMON TECHNOLOGIES, INC.
GARY M. LASKOWSKI 2008 EMPLOYMENT AGREEMENT AND PLAN
MICHAEL A. D’AMELIO 2008 EMPLOYMENT AGREEMENT AND PLAN
GARY G. BRANDT 2008 CONSULTING AGREEMENT AND PLAN
(Full title of the plans)

Gary M. Laskowski
Chairman of the Board
Solomon Technologies, Inc.
1224 Mill Street, Bldg. B.
East Berlin, CT 06023
(Name and address of agent for service)

(860) 828-2060
(Telephone number, including area code, of agent for service)

Copy to:
Ralph W. Norton, Esq.
Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
(212) 468-4800

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock that may be issued under the Registrant's Gary M. Laskowski 2008 Employment Agreement and Plan, Michael A. D’Amelio 2008 Employment Agreement and Plan and Gary G. Brandt 2008 Consulting Agreement and Plan	1,250,000	$.23(2)	$287,500(2)	$11.30 (3)

(1)
In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Computed pursuant to Rule 457(c) under the Securities Act, based on the last reported sale price of our common stock on January 14, 2008, as reported on the OTC Bulletin Board.

(3)
The filing fee of $11.30 is being paid by credit against a filing fee in the amount of $193.90 paid in connection with a registration statement (File No. 333-146424) filed by Solomon Technologies, Inc. on October 1, 2007, which registration statement has been withdrawn.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The documents containing the information specified in Part I of Form S-8 will be sent or given to the employees named in the Solomon Technologies, Inc. Gary M. Laskowski 2008 Employment Agreement and Plan and the Solomon Technologies, Inc. Michael A. D’Amelio 2008 Employment Agreement and Plan, and to the consultant named in the Solomon Technologies, Inc. Gary G. Brandt 2008 Consulting Agreement and Plan (collectively, the "Plans"), as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act. Any and all such requests shall be directed to us at the following address of our principal office:

Gary M. Laskowski
Chairman of the Board of Directors
Solomon Technologies, Inc.
1224 Mill Street, Bldg. B.
East Berlin, CT 06023
(860) 828-2060

PROSPECTUS

1,250,000 Shares of Common Stock

SOLOMON TECHNOLOGIES, INC.

The selling stockholders of Solomon Technologies, Inc. listed on page 8 of this prospectus may offer for sale:

●	500,000 outstanding shares of our common stock issued by us on January 14, 2008 pursuant to the Agreement and Mutual Release and Consulting Agreement entered into by us with Gary G. Brandt; and

●	375,000 shares of our common stock that may be acquired pursuant to the 2008 Gary M. Laskowski Employment Agreement and Plan; and

●	375,000 shares of our common stock that may be acquired pursuant to the 2008 Michael A. D’Amelio Employment Agreement and Plan.

The selling stockholders may offer the securities that may be sold by them under this prospectus through public or private transactions, on the OTC Bulletin Board or any other stock exchange, market or trading facility, at prevailing market prices or at privately negotiated prices.  The shares of our common stock held by or issuable to the selling stockholders will be sold pursuant to a registration statement on Form S-8 or equivalent filed by us with the Securities and Exchange Commission. This prospectus may also be used by those to whom the selling stockholders may pledge, donate or transfer their securities and by other non-sale transferees.  See “Plan of Distribution” beginning on page 9.

We will not receive any proceeds from the sale of these shares by the selling stockholders.

Our common stock is currently quoted on the OTCBB under the symbol “SOLM.”

An investment in our securities involves a high degree of risk.  You should carefully consider the factors described under the caption “risk factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2008

TABLE OF CONTENTS

Summary	7
The Company	7
Risk Factors	7
Forward-Looking Statements	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Stockholders	8
Plan of Distribution	10
Experts	11
Legal Matters	11
Material Changes	11
Where You Can Find Additional Information	12
Information Incorporated by Reference	12

SUMMARY

This prospectus relates to 1,250,000 shares of our common stock, par value $0.001 per share, which may be offered and resold from time to time by certain participants in our Solomon Technologies, Inc. Gary M. Laskowski 2008 Employment Agreement and Plan, our Solomon Technologies, Inc. Michael A. D’Amelio 2008 Employment Agreement and Plan, and our Solomon Technologies, Inc. Gary G. Brandt 2008 Consulting Agreement and Plan (collectively, the "Plans"), for their own account. Such participants consist of employees, directors, executive officers and consultants of us or our related entities.

THE COMPANY

Solomon Technologies, Inc. (the “Company”), through its Motive Power and Power Electronics divisions, develops, licenses, manufactures and sells precision electric power drive systems, including those utilizing its patented Electric Wheel, Electric Transaxle and hybrid and regenerative technologies as well as direct current power supplies and power supply systems requiring high levels of reliability and ruggedness for defense, aerospace, marine, commercial, automotive, hybrid electric and all electric vehicle applications.

Our Power Electronics Division focuses its efforts on engineered power electronics systems while also providing both technical and sales augmentation to our Motive Power Division. The Power Electronics Division specializes in the design, development and production of custom power systems, chassis and power electronics supply products for defense-related markets. The Division also provides advanced legacy support and specialized defense-related build-to-print capabilities.

Our Motive Power Division focuses its efforts on expanding the licensing, manufacturing, and sale of electric power drive systems, including those incorporating hybrid and regenerative technologies, and the licensing and manufacture of our Electric Wheel® and Electric Transaxle™ for automotive, hybrid and all-electric vehicle applications.

Our principal executive offices are located at 1224 Mill Street, Building B, East Berlin, Connecticut 06023. Our telephone number is (860) 828-2060.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) incorporated by reference herein before making an investment decision to buy our common stock. Each of the risks described herein or therein could adversely and materially affect our business, financial condition and operating results. If any of the events described in these risks actually occurs, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock. For more information, see “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus.  This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology.

Factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors.”

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders listed under “Selling Stockholders.” We will not receive any proceeds from sales of common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

On behalf of the selling stockholders named in the table below (including their donees, pledgees, transferees or other successors-in-interest who receive any of the shares covered by this prospectus), we are registering, pursuant to the registration statement of which this prospectus is a part, 1,250,000 shares of our common stock, of which 500,000 have been issued and 750,000 may be issued as described herein.

We are registering the shares to permit the selling stockholders to offer these shares for resale from time to time. The selling stockholders may sell all, some or none of the shares covered by this prospectus. All information with respect to beneficial ownership has been furnished to us by the selling stockholders. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The table below lists the selling stockholders and information regarding their ownership of common stock as of January 16, 2008:

Name	Shares Owned Before Offering	Shares of Common Stock Being Offered		Shares Owned Upon Completion of Offering (1)	Percentage of Outstanding Common Stock Owned After Offering (2)
Gary G. Brandt	500,000	500,000		0	0%
Gary M. Laskowski	1,639,853	375,000	(3)	1,639,853	3.4%
Michael A. D’Amelio	6,416,319	375,000	(4)	6,416,319	13.2%

(1)
Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. The selling stockholders are not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The shares of common stock issuable to Mr. Laskowski and Mr. D’Amelio have not yet been issued and may only be issued in the event that the Company elects to pay their current compensation in such shares and not cash.

(2)	The percentage of common stock beneficially owned is based on 48,492,569 shares of common stock outstanding on December 31, 2007.

(3)
Includes 700,202 shares of common stock owned by Woodlaken LLC and 440,479 shares of common stock issuable upon conversion of $130,440 aggregate principal amount of senior secured notes held by Woodlaken, and $23,727.91 of accrued interest thereon as of September 30, 2007, that is convertible into common stock at a price of $0.35 per share. Mr. Laskowski and Jonathan D. Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 170,080 shares of common stock owned by Bril Profit Sharing Plan & Trust, of which Mr. Laskowski is one of several participants. Mr. Laskowski disclaims beneficial ownership of the securities owned by Bril Profit Sharing Plan & Trust, except to the extent of his pecuniary interest herein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Also includes 197,024 shares of common stock owned by Mr. Laskowski’s wife and 100,000 shares of common stock owned by Mr. Laskowski’s son.

(4)
Includes 1,651,466 shares of common stock owned by JMC Venture Partners, 1,976,633 shares of common stock owned by Jezebel Management Corporation, 2,340,375 shares of common stock issuable upon conversion of $695,400 in aggregate principal amount of senior secured notes held by Jezebel, and $123,731.53 of accrued interest thereon as of September 30, 2007, that is convertible into common stock at a price of $0.35 per share. Mr. D’Amelio is a partner in JMC Venture Partners and owns 100% of Jezebel Management Corporation. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, before the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.

EXPERTS

UHY LLP, an independent registered public accounting firm, audited our financial statements as of December 31, 2006, and for the years ended December 31, 2006, and 2005. UHY LLP also audited the financial statements of Technipower LLC as of and for the years ended December 31, 2005, and 2004. Those financial statements are incorporated by reference in this prospectus in reliance on the reports thereon of UHY LLP given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Davis & Gilbert LLP, our counsel, passed on the validity of the issuance of the shares offered by this prospectus. Davis & Gilbert LLP owns 46,296 shares of our common stock and warrants to purchase 200,000 shares of our common stock.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2006, other than those changes that have been described in our Annual Report on Form 10-KSB for the fiscal year then ended, in our Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K that we have filed with the Commission. See below under “Where You Can Find Additional Information” for an explanation of where you can view our filings with the Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You can find additional information regarding us and the common stock in the registration statement and the exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Commission. The registration statement, including exhibits, and the reports and other information filed by us can be inspected without charge at the Public Reference Room maintained by the Commission at 100 F Street N.E., Room 1580, Washington, D.C., 20549. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it.  This means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-QSB and 10-QSB/A for the quarter ended March 31, 2007 and Form 10-QSB for the quarters ended June 30, 2007 and September 30, 2007;

•	Current Report on Form 8-K/A filed with the Commission on January 8, 2008;

•	Current Report on Form 8-K/A filed with the Commission on November 19, 2007;

•	Current Report on Form 8-K filed with the Commission on September 7, 2007;

•	Current Report on Form 8-K filed with the Commission on September 5, 2007;

•	Current Report on Form 8-K filed with the Commission on August 24, 2007;

•	Current Report on Form 8-K/A filed with the Commission on August 24, 2007;

•	Current Report on Form 8-K filed with the Commission on August 20, 2007;

•	Current Report on Form 8-K filed with the Commission on August 9, 2007;

•	Current Report on Form 8-K filed with the Commission on July 6, 2007;

•	Current Report on Form 8-K filed with the Commission on June 20, 2007;

•	Current Report on Form 8-K filed with the Commission on June 8, 2007;

•	Current Report on Form 8-K filed with the Commission on May 31, 2007;

•	Prospectus filed pursuant to Rule 424(b)(3) on May 15, 2007;

•	Current Report on Form 8-K filed with the Commission on April 26, 2007;

•	Current Report on Form 8-K/A filed with the Commission on April 19, 2007;

•	Current Report on Form 8-K filed with the Commission on February 13, 2007;

•	Current Report on Form 8-K filed with the Commission on February 5, 2007;

•	Current Report on Form 8-K filed with the Commission on January 18, 2007;

•
The description of the Registrant's common stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 30, 2003, including any amendments or reports filed for the purpose of updating such description.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated into this Registration Statement by reference:

(a)	The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006;

(b)	The Registrant's Quarterly Reports on Form 10-QSB and 10-QSB/A for the quarter ended March 31, 2007 and Form 10-QSB for the quarters ended June 30, 2007 and September 30, 2007;

(c)	The Registrant's Current Report on Form 8-K/A filed with the Commission on January 8, 2008

(d)	The Registrant's Current Report on Form 8-K/A filed with the Commission on November 19, 2007

(e)	The Registrant's Current Report on Form 8-K filed with the Commission on September 7, 2007;

(f)	The Registrant's Current Report on Form 8-K filed with the Commission on September 5, 2007;

(g)	The Registrant's Current Report on Form 8-K filed with the Commission on August 24, 2007;

(h)	The Registrant's Current Report on Form 8-K/A filed with the Commission on August 24, 2007;

(i)	The Registrant's Current Report on Form 8-K filed with the Commission on August 20, 2007;

(j)	The Registrant's Current Report on Form 8-K filed with the Commission on August 9, 2007;

(k)	The Registrant's Current Report on Form 8-K filed with the Commission on July 6, 2007;

(l)	The Registrant's Current Report on Form 8-K filed with the Commission on June 20, 2007;

(m)	The Registrant's Current Report on Form 8-K filed with the Commission on June 8, 2007;

(n)	The Registrant's Current Report on Form 8-K filed with the Commission on May 31, 2007;

(o)	The Registrant's Prospectus filed pursuant to Rule 424(b)(3), filed with the Commission on May 15, 2007;

(p)	The Registrant's Current Report on Form 8-K filed with the Commission on April 26, 2007;

(q)	The Registrant's Current Report on Form 8-K/A filed with the Commission on April 19, 2007;

(r)	The Registrant's Current Report on Form 8-K filed with the Commission on February 13, 2007;

(s)	The Registrant's Current Report on Form 8-K filed with the Commission on February 5, 2007;

(t)	The Registrant's Current Report on Form 8-K filed with the Commission on January 18, 2007;

(u)
The description of the Registrant's common stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 30, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;
•	the registrant may indemnify its other officers, employees and consultants to the extent permitted by the Delaware General Corporation Law;
•	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding, subject to certain limited exceptions; and
•	the rights conferred in the bylaws are not exclusive.

The Registrant has obtained directors' and officers' insurance to cover its directors and officers for certain liabilities, including coverage for public securities matters.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.1	Opinion of Davis & Gilbert LLP.*

23.1	Consent of UHY LLP.*

23.2	Consent of Davis & Gilbert LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

*  Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Berlin in the State of Connecticut on January 18, 2008.

SOLOMON TECHNOLOGIES, INC.

By:

/s/ Gary M. Laskowski
Gary M. Laskowski
Acting Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints Gary M. Laskowski and Samuel Occhipinti and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary M. Laskowski	Chairman of the Board (Acting Principal Executive Officer)	January 17, 2008
Gary M. Laskowski
/s/ Sam Occhipinti	Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2008
Sam Occhipinti

/s/ Jonathan Betts	Director	January 17, 2008
Jonathan Betts

/s/ Michael D'Amelio	Director	January 17, 2008
Michael D'Amelio

	Director	January 17, 2008
Duane L. Crisco

/s/ Thomas A. Kell	Director	January 17, 2008
Thomas A. Kell

/s/ Kenneth M. Przysiecki	Director	January 17, 2008
Kenneth M. Przysiecki

/s/ D. Shannon LeRoy	Director	January 17, 2008
D. Shannon LeRoy

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Davis & Gilbert LLP.

23.1	Consent of UHY LLP.